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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") dated as of June 30, 1997, between MICROWAVE TOWER SERVICE, INC., an Oregon corporation (together with its assigns, "MTS") and a wholly-owned subsidiary of SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation, ("Parent") and Ernie L. Carpenter ("Employee").

1.   Definitions.

          (a) "Confidential Information" means all information of any kind, type
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     or nature (written or oral) that at any time during the employment of
     Employee by MTS, either before or after the date hereof, is devised, developed, discovered or otherwise learned of by Employee to the extent that such information relates to MTS or its corporate parent or any of its subsidiaries or its corporate parent's subsidiaries, or any of their respective businesses, products, processes, properties, assets, customers, markets, marketing strategies, management, employees, technology, know-how, trade secrets, financial conditions or prospects.

          (b) "Person" means any individual, corporation, partnership, trust,
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     government or regulatory authority, or other entity.

2.   Employment.  MTS currently employs Employee.  Subject to consummation of
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the merger (the "Merger") between Microwave Tower Service, Inc. and MTS
Acquisition, Inc., an Oregon corporation and a wholly-owned subsidiary of Parent, from and after the Effective Date (as defined below), MTS intends to continue to employ Employee on terms described herein, and Employee accepts employment, upon the terms and conditions of this Agreement.

3.   Term.  The term of this Agreement shall begin on the later of (i) the date
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the Merger is consummated and (ii) June 30, 1997 (the "Effective Date") and
shall continue for a period of three (3) years, unless sooner terminated pursuant to the provisions of Section 4 herein.

4.   Termination. This Agreement shall terminate automatically upon the
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expiration of its term or upon the death of the Employee (provided that
Employee's estate shall be entitled to receive any earned but unpaid salary and Bonus due Employee at the time of his/her death) or under circumstances described in Section 13 herein. In addition, this Agreement may be terminated by MTS or the Employee under the following circumstances:

     (a)  By MTS.
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               (i)  Termination for Cause.  MTS may, in its sole discretion,
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          terminate this Agreement at any time and without notice for cause.
          For purposes of this Section 4 (a)(i), "cause" shall mean: (1) Employee's conviction for any felony or crime of moral turpitude; (2) dishonesty or disloyalty by Employee in performance of his or her duties hereunder; (3) insubordination by Employee; (4) conduct by Employee which jeopardizes MTS's right or ability to operate its business; (5) Employee breach of any provision of Section 10 of this Agreement; (6) Employee's material breach of any provision of this Agreement other than Section 10; (7) the failure or inability of Employee to perform his duties in a manner which is reasonably acceptable to MTS; or (8) gross neglect of duty.

               (ii) Termination Without Cause.  MTS may, in its sole discretion,
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          without any cause whatsoever, terminate this Agreement at any time by providing Employee with 30 days' written notice and, at MTS's election, may relieve Employee of his or her duties and responsibilities immediately or at any time thereafter and without any further notice whatsoever if MTS provides
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          Employee with pay until the expiration of 30 days after the date on which MTS first gave Employee notice of MTS's intent to terminate Employee's employment.

          (b) By Employee.    Employee may, in his or her sole discretion,
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     without any cause whatsoever, terminate this Agreement at any time by providing MTS with 30 days' written notice. If Employee notifies MTS of his or her intent to terminate this Agreement pursuant to this Section 4(b), then, notwithstanding such notice, if MTS's so requests, Employee shall continue to provide his or services to MTS pursuant to this Agreement for a period of up to 30 days following the date on which Employee first notified MTS of his or her intent to terminate his or her employment (or such shorter period as MTS shall determine) and MTS will continue to compensate Employee during such period at the rate provided herein.

5.   Compensation.
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          (a) Salary.  MTS shall pay Employee for all services rendered to or
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     on behalf of MTS a salary of $150,000 per year, payable in equal semi-
     monthly installments. Federal and state income tax withholding, social security contributions and any other taxes, deductions or assessments required by applicable law to be withheld from Employee's salary will be withheld from salary payments. Salary increases, if any, are at the sole discretion of MTS.

          (b) Bonus.  In addition to Employee's salary, at MTS's sole
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     discretion, Employee shall be eligible to receive a bonus (a "Bonus") for each fiscal year commencing from and after July 1, 1997 during which Employee was continuously employed by MTS for the entire fiscal year (each such fiscal year is referred to herein as a "Bonus Eligible Year"). Employee acknowledges that, notwithstanding anything to the contrary contained herein, he or she will become entitled to receive a Bonus in respect of any Bonus Eligible Year only if, as and when he or she receives written notice thereof from MTS.

6.   Employee Benefits.  Employee shall be entitled to participate with other
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employees of MTS in all sick pay, fringe benefit or deferred compensation plans
(other than stock option or bonus plans) as may be authorized and adopted from time to time by MTS, subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations. In addition, Employee shall be entitled to participate with other employees of MTS and Parent or any of its subsidiaries in all sick pay, fringe benefit or deferred compensation plans (other than stock option plans) as may be authorized and adopted from time to time by Parent or any of its subsidiaries for the benefit of or participation of all employees of Parent and its subsidiaries (other than MTS), subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations.

7.   Duties.  Employee shall serve as President of MTS and his duties shall
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include all duties incident to the management of said position, unless otherwise directed by MTS's Board of Directors. MTS's Board of Directors may, at any time and from time to time, make such changes in Employee's job title and/or job description and add to or subtract from Employee's duties hereunder as MTS's Board of Directors shall determine.

8.   Extent of Services.  Employee shall devote his/her full time and attention
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to MTS's business.

9.   Work Facilities.  MTS will provide to Employee tools and equipment suitable
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and necessary to his/her position and appropriate for the performance of his/her duties all of which tools must be returned to MTS upon severance or termination of Employee's employment with MTS.

10.  Disclosure of Confidential Information; Non-competition .  Employee shall
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not, at any time from and after the Effective Date and throughout perpetuity, directly or indirectly, disclose or reveal all or any portion of the Confidential Information to any Person without the prior written consent of MTS, except to Persons designated or employed by MTS or Parent or any of their respective subsidiaries; and Employee shall not, directly or indirectly, use or exploit the Confidential Information at any time from and after the Effective Date and throughout perpetuity

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for any purpose other than in connection with Employee's employment duties and obligations; provided, however, that the foregoing commitments relating to disclosure shall not extend to any portion of the Confidential Information that is now or hereafter becomes, through no act or failure to act on the part of Employee, generally known to the industry on a non-confidential basis. Employee acknowledges and recognizes that, MTS is engaged in a highly competitive industry that relies heavily on its employees for its continued viability; Employee could, after training by and experience with MTS, and after receiving some of MTS's trade secrets and/or confidential information and gaining the goodwill of its customers, become a competitor and divert the business and goodwill of MTS's customers. Employee acknowledges and recognizes that Employee will, in the course of employment, be personally entrusted with and exposed to MTS's trade secrets and other Confidential Information and that MTS will suffer great loss if Employee's employment were to terminate and Employee thereafter, directly or indirectly, enters into competition with MTS. Therefore, Employee covenants and agrees that at all times during his/her employment with MTS, and for a period of two (2) years immediately following the termination of Employee's employment, provided that such termination has not been by MTS without cause, Employee will not (a) directly or indirectly, engage or participate in any business or other activities that would directly conflict or compete with the best interests of MTS with respect to business activities or opportunities within the United States, (b) directly or indirectly or on behalf of or in conjunction with any Person, call upon any customer or customers of MTS, or anyone who had been a customer of MTS within two (2) years of Employee's termination, for the purpose of soliciting, selling, or both, or supplying in any way to any of said customers, any products or services similar to the products or services sold, provided, distributed, designed or developed by MTS or Parent or any of their respective subsidiaries. Employee agrees that at no time during the term of his/her employment with MTS, or for a period of two (2) years immediately following the termination of Employee's employment, whether said termination is occasioned by MTS, Employee, or the mutual agreement of said parties, will Employee directly or indirectly, or on behalf of or in conjunction with any other Person, solicit for employment or employ any Person employed by MTS or Parent or any of their respective subsidiaries at any time during the twelve-month (12-month) period immediately preceding such solicitation of employment.

     The parties hereto, recognizing that irreparable injury will result to MTS, its business and property, in the event of a breach of the provisions of this
Section 10 by Employee, and that Employee's employment is based primarily on this Agreement, hereby agree that in the event of any actual or threatened breach of the provisions of this Section 10 by Employee, MTS shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by Employee, Employee's partners, agents, servants, employers, business associates, employees, and all persons acting for or with Employee. Employee represents and acknowledges that, in the event of termination of Employee's employment where the aforementioned restrictions apply, Employee's experiences and capabilities are such that Employee can obtain employment in business engaged in other lines and/or of a different nature and that the enforcement of a remedy by an injunction will not prevent Employee from earning a livelihood.

11.  Expenses.  Employee may incur reasonable expenses in conducting and
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promoting MTS's business, including expenses for travel, and similar items.  MTS will reimburse Employee for all such expenses upon Employee's presentation of an itemized account of such expenditures and sufficient detail and evidence or documentation of such expenditures as may be required by applicable federal and state tax laws or regulations in order for MTS to deduct such expenditures for income tax purposes.

12.  Vacations.  Except as may be required by applicable law, Employee shall not
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be eligible for paid vacation time until after he/she completes three hundred sixty-five (365) calendar days of continuous employment with MTS (which period of continuous employment shall include Employee's continuous employment with MTS prior to the Merger), at which time he/she shall be eligible for five (5) days of paid vacation per year until Employee shall have been continuously employed by MTS for two (2) full years. From and after two (2) years of continuous employment and until Employee shall have been continuously employed by MTS for seven (7) full years, Employee shall be entitled to an additional (5) days of paid vacation, thus having ten (10) total days of paid vacation per year. From and after seven (7) years of continuous employment, Employee shall be entitled to an additional five (5) days

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of paid vacation thus having fifteen (15) total days per year of paid vacation.
Vacation time must be used during the year in which it accrues and may not be carried over from one year to the next.

13.  Disability of Employee.  In the event Employee becomes disabled during
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his/her employment with MTS, which disability, in the opinion of MTS, renders
Employee unable to perform the essential functions of the job for which he/she was hired for a period of more than thirty (30) consecutive days or more than sixty (60) cumulative days in any fiscal year of MTS, then upon request from Employee, MTS may, but shall not be required to, investigate reasonable accommodations that may allow Employee to continue performing his/her duties pursuant to this Agreement. If MTS elects to not undertake such investigation or if, in MTS's sole opinion, such investigation reveals that such reasonable accommodations cannot be made or that no such reasonable accommodations can be made without undue economic hardship to MTS, then, unless applicable law requires otherwise, this Agreement shall terminate immediately upon written notice of such events to Employee. Upon termination of this Agreement under this paragraph, Employee shall be entitled to receive any earned but unpaid salary due Employee through the date such notice is mailed to Employee. It is the intention of MTS to comply with any laws or governmental regulations applicable to its relationship with its employees. Consequently, any provisions of such applicable laws or regulations that require MTS take actions in respect of Employee in the event of Employee's becoming disabled during his/her employment with MTS, shall be given effect notwithstanding the terms of this
Section 13.

14.  Arbitration.  Any controversy or claim arising out of or relating to this
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Agreement, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association for commercial matters and the Uniform Arbitration Act, if any, then in effect in the state in which Employee resides (with the right of discovery for all parties as provided in the Rules of Civil Procedure applicable to actions commenced in the state courts of said state). Judgment upon the award rendered by be entered and enforced in any court of competent jurisdiction. The arbitrator shall apply the rules of law.

15.  Notices.  Any notice required or desired to be given under this Agreement
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shall be in writing sent by certified mail to Employee's last known residence as shown in the records of MTS, or to MTS's principal office, as the case may be and shall be deemed to have been received by the party to which it is sent on the third day after which it was mailed, postage prepaid, return receipt requested.

16.  Waiver of Breach.  MTS's waiver of a breach of any provision of this
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Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless in writing and signed by an authorized officer of MTS.

17.  Assignment.  Employee acknowledges that his services are unique and
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personal.  Accordingly, Employee may not assign his rights and delegate his duties or obligations under this Agreement. MTS's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon MTS's successors and assigns.

18.  Entire Agreement.  This Agreement contains the entire understanding of the
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parties. This Agreement may not be waived, changed, modified, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. MTS specifically acknowledges that any present or future employee manuals, guidelines or handbooks are for Employee's information only and do not form a part of this Agreement unless such additional present or future employee manuals, guidelines or handbooks are specifically incorporated herein by reference pursuant to a written amendment to this Agreement.

19.  Headings.  Headings in this Agreement are for convenience only and shall
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not be used to interpret or construe its provisions.

20.  Counterparts.  This Agreement may be executed in two or more counterparts,
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each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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21.  Governing Law.  This Agreement and any actions related to this Agreement
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shall be governed by the laws of the State of New Mexico.

22.  Survival. Notwithstanding anything to the contrary contained herein, this
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Section 22 and the agreements of the parties contained in Sections 10, 14, and
21 shall survive the termination or expiration of this Agreement.

23.  Severability. The provisions of this Agreement shall be deemed severable
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and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EMPLOYEE                            MICROWAVE TOWER SERVICE, INC.,
                                    an Oregon corporation

   /s/ Ernie L. Carpenter           By    /s/ Ernie L. Carpenter
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Ernie L. Carpenter                    Ernie L. Carpenter, President


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